UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2016

CARE CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37356	37-1781195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 N. Wacker Drive, Suite 1200, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 881-4700

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2016, the Board of Directors of Care Capital Properties, Inc. (“CCP”) appointed Anna N. Fitzgerald as Senior Vice President, Chief Accounting Officer, effective October 4, 2016 (the “Effective Date”).

On the Effective Date, Ms. Fitzgerald will become CCP’s principal accounting officer, replacing James L. Majernik, Vice President, Accounting, who has stated his intention to resign from CCP, effective December 31, 2016, in order to pursue other opportunities.  Mr. Majernik’s resignation is not a result of any disagreement with CCP’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure or internal controls.

Ms. Fitzgerald, age 40, served as Executive Vice President, Chief Accounting Officer at InvenTrust Properties Corp. (“InvenTrust”), a real estate investment trust, from November 2014 to June 2016.  From March 2014 through November 2014, she was InvenTrust’s Executive Vice President, principal accounting officer and Treasurer, and from February 2012 to March 2014, she was the principal accounting officer of Inland American Real Estate Trust.  Before that, Ms. Fitzgerald served as the vice president of accounting of InvenTrust’s former business manager, Inland American Business Manager & Advisor, Inc.  Ms. Fitzgerald was previously employed by Equity Office Properties Trust, Inc. from October 1999 to February 2008, where she held various positions in accounting, financial reporting and treasury. She received a bachelor degree in accounting and finance from Drake University in Des Moines, Iowa and is a certified public accountant.

Ms. Fitzgerald will receive an annual base salary of $280,000 and initially will be eligible for annual cash incentive compensation and long-term incentive compensation in the form of equity each at 30% (threshold), 40% (target) and 50% (maximum) of her annual base salary.  Any incentive compensation awarded to Ms. Fitzgerald for 2016 will be prorated.

Upon commencement of employment, Ms. Fitzgerald will receive a one-time restricted stock grant equal in value to $50,000 that will vest in full on the third anniversary of the date of grant if she remains employed on such date.  If, prior to the vesting date, her employment is terminated because of her death or disability or, during the 12-month period following a change in control, by CCP without cause, the award will fully vest.

CCP and Ms. Fitzgerald have entered into an Employee Protection and Noncompetition Agreement, effective as of the Effective Date (the “Agreement”). The Agreement provides that if Ms. Fitzgerald’s employment is terminated by CCP without cause or by her for good reason within one year following a change in control, she is entitled to (i) a lump sum payment equal to 12 months of her annual base salary plus her target annual cash incentive award for the year of termination and (ii) continuation of benefits (or a benefit stipend) for nine months.  The Agreement subjects Ms. Fitzgerald to noncompetition, nonsolicitiation and noninterference restrictions for a period of one year, as well as certain confidentiality and nondisparagement restrictions, upon termination of Ms. Fitzgerald’s employment for any reason.

The foregoing description of the employment arrangement with Ms. Fitzgerald is qualified in its entirety by the text of the Employee Protection and Noncompetition Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01.                                        Exhibits.

(a)  Financial Statements of Businesses Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  Shell Company Transactions.

Not applicable.

(d)         Exhibits:

Exhibit No.
10.1	Employee Protection and Non-Competition Agreement dated as of October 4, 2016 between CCP and Anna N. Fitzgerald.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE CAPITAL PROPERTIES, INC.

Date: September 27, 2016	By:	/s/ Kristen M. Benson
Kristen M. Benson
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.
10.1	Employee Protection and Non-Competition Agreement dated as of October 4, 2016 between CCP and Anna N. Fitzgerald.